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                                                                      Exhibit 99

                            AGATE TECHNOLOGIES, INC.

                            CONSULTANTS' EQUITY PLAN

                         As Adopted on October 31, 2001

1.       NAME.

         The name of the plan shall be "Agate Technologies, Inc. Consultants' Equity Plan".

2.       PURPOSE.

         The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions to the Company as consultants, independent contractors, or advisors are important to the success of the Company, and its Parent and Subsidiaries (if any), by offering them an opportunity to participate in the Company's future performance through awards of Stock. No Awards from this Plan may be made to employees, officers or directors of the Company. Capitalized terms not defined in the text are defined in Section 3.

3.       DEFINITIONS.

         As used in this Plan, the following terms will have the following meanings:

         "AWARD" means any Award under this Plan.

         "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Board of Directors.

         "COMPANY" means Agate Technologies, Inc., a Delaware corporation, or any successor corporation.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal
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         national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                  (b) if such Common Stock is quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

                  (c) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

                  (d) the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act if the Award is made on the effective date of such registration statement; or

                  (e) if none of the foregoing is applicable, by the Committee in good faith.

         "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "PARTICIPANT" means a person who receives an Award under this Plan.

         "PERFORMANCE FACTORS" means the factors selected by the Committee, in its sole and absolute discretion, from among the following measures to determine whether the performance goals applicable to Awards have been satisfied:

                  (a) Net revenue and/or net revenue growth;

                  (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

                  (c) Operating income and/or operating income growth;

                  (d) Net income and/or net income growth;

                  (e) Earnings per share and/or earnings per share growth;

                  (f) Total stockholder return and/or total stockholder return growth;

                  (g) Return on equity;

                  (h) Operating cash flow return on income;

                  (i) Adjusted operating cash flow return on income;

                  (j) Economic value added; and
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                  (k) Individual business objectives.

         "PERFORMANCE PERIOD" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Awards.

         "PLAN" means this Agate Technologies, Inc. Consultants' Equity Plan, as amended from time to time.

         "STOCK AWARD" means an award of Shares pursuant to Section 7.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 4 and 16, and any successor security.

         "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as a consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

4.       SHARES SUBJECT TO THE PLAN.

         4.1 Number of Shares Available. Subject to Sections 4.2 and 16, the total aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be 4,000,000 Shares and will include Shares that are subject to: (a) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (b) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all unvested Awards granted under this Plan.

         4.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan and (b) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
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5.       ELIGIBILITY.

         Awards may be granted to consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company, provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

6.       ADMINISTRATION.

         6.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

                  (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

                  (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

                  (c) select persons to receive Awards;

                  (d) determine the terms of Awards;

                  (e) determine the number of Shares subject to Awards;

                  (f) grant waivers of Plan or Award conditions;

                  (g) determine the vesting, exercisability and payment of Awards;

                  (h) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

                  (i) determine whether an Award has been earned; and

                  (j) make all other determinations necessary or advisable for the administration of this Plan.

         6.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.
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7.       STOCK AWARDS.

         A Stock Award is an offer by the Company to sell to an eligible person Shares that may be subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the restrictions to which the Shares will be subject (if any), and all other terms and conditions of the Stock Award, subject to the following:

         7.1 Form of Stock Award. All purchases under a Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (the "Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Shares will be accepted by the Participant's execution and delivery of the Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise extended by the Committee.

         7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Stock Award will be determined by the Committee on the date the Stock Award is granted and may not be less than 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan.

         7.3 Terms of Stock Awards. Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of the performance goals as set out in advance in the Participant's individual Stock Purchase Agreement. Stock Awards may vary from Participant to Participant. Prior to the grant of a Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

         7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Award only to the extent earned as of the date of Termination in accordance with the Stock Purchase Agreement, unless the Committee determines otherwise.

8.       PAYMENT FOR SHARE PURCHASES.

         Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                  (a) by cancellation of indebtedness of the Company to the Participant;

                  (b) by surrender of shares that either: (1) have been owned by the Participant
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         for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

                  (c) by waiver of compensation due or accrued to the Participant for services rendered; or

                  (d) by any combination of the foregoing.

9.       PRIVILEGES OF STOCK OWNERSHIP.

         9.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are subject to restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Shares.

         9.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

10.      NON-TRANSFERABILITY OF RIGHT TO PURCHASE.

         The right to purchase the Shares granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. During the lifetime of the Participant the right to purchase the Shares will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to the right to purchase the Shares may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement.

11.      CERTIFICATES.

         All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
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12.      ESCROW; PLEDGE OF SHARES.

         To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

13.      EXCHANGE AND BUYOUT OF AWARDS.

         The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

14.      SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

         An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.      NO OBLIGATION TO EMPLOY.

         Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to be employed by, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's relationship with the Company.

16.      CORPORATE TRANSACTIONS.

         16.1 Assumption or Replacement of Awards by Successor. In the event of
(a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or
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controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute
Awards, as provided above, pursuant to a transaction described in this Subsection 16.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 16.

         16.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

17.      ADOPTION AND EFFECTIVE DATE.

         This Agate Technologies, Inc. Consultants' Equity Plan is effective as of October 31, 2001, the date it was adopted by the Board.

18.      TERM OF PLAN/GOVERNING LAW.

         Unless earlier terminated as provided herein, this Plan will terminate on October 31, 2011. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

19.      AMENDMENT OR TERMINATION OF PLAN.

         The Board may at any time terminate or amend this Plan in any respect, including without limitation amending the Plan to increase the number of Shares included in it.

20.      NONEXCLUSIVITY OF THE PLAN.

         Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
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21.      ACTION BY COMMITTEE.

         Any action permitted or required to be taken by the Committee or any decision or determination permitted or required to be made by the Committee pursuant to this Plan shall be taken or made in the Committee's sole and absolute discretion.

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